UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 16, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On December 16, 2013, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that its Board of Directors:

a) declared a common stock dividend for the fourth quarter ending December 31, 2013, of $0.12 per diluted share, payable January 15, 2014, for shareholders of record as of December 31, 2013;

b) declared a dividend for the fourth quarter ending December 31, 2013, of $0.5344 per diluted share, for the Company’s 8.55% Series A Cumulative Preferred Stock. This dividend is payable January 15, 2014, for shareholders of record as of December 31, 2013;

c) declared a dividend for the fourth quarter ending December 31, 2013, of $0.5281 per diluted share, for the Company’s 8.45% Series D Cumulative Preferred Stock. This dividend is payable January 15, 2014, for shareholders of record as of December 31, 2013;

d) declared a dividend for the fourth quarter ending December 31, 2013, of $0.5625 per diluted share, for the Company’s 9.00% Series E Cumulative Preferred Stock. This dividend is payable January 15, 2014, for shareholders of record as of December 31, 2013; and

e) approved the Company's dividend policy for 2014. The Company expects to pay a quarterly cash dividend of $0.12 per share in 2014, but will continue to review its dividend policy on a quarter-to-quarter basis. The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1	Press Release of the Company, dated December 16, 2013, furnished under Item 7.01, announcing the declaration of dividends.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2013

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel